Exhibit 10.59

                         Form of Subscription Agreement.

                             SUBSCRIPTION AGREEMENT



                                                               February 14, 2000

NUWAVE Technologies, Inc.
One Passaic Avenue
Fairfield, New Jersey  07004

Ladies and Gentlemen:

          1.   Subscription.
               ------------

               (a) The undersigned, intending to be legally bound, hereby irrevocably subscribes to purchase from NUWAVE Technologies, Inc., a Delaware corporation (the "Company"), the number of units (the "Units") set forth on the signature page hereof, for a purchase price of $100,000 per Unit (the "Purchase Price"). Each Unit consists of (i) a number of shares of common stock, par value $.0l per share (the "Common Stock"), of the Company, determined by dividing the purchase price per Unit of $100,000 (the "Offering Price") by, for each closing of the Offering, eighty percent (80%) of the then "Average Closing Sale Price," and (ii) Common Stock Purchase Warrants (the "Warrants") to purchase fifty percent (50%) of such number of shares of Common Stock of the Company (the "Warrant Shares") included in each Unit. The Average Closing Sale Price shall be the average closing sale price for the Common Stock for the eight (8) consecutive trading days ending on the date that cleared funds are then in escrow (A) for the minimum offering amount, preceding the initial closing (the "Initial Closing") date or (B) with respect to each subsequent closing date (a "Closing Date") of the Offering the date that $500,000 of cleared funds are then in escrow. This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Agreement and the Confidential Private Placement Memorandum, dated February 14, 2000, as it may be supplemented and amended (the "Memorandum"), relating to an offering (the "Offering") of a minimum of 30 Units and a maximum of 60 Units. If the undersigned is purchasing a fractional Unit, all components of the Unit and the Purchase Price will be calculated by multiplying the respective numbers for one full Unit by the fraction to be purchased.

               (b) Subscription payments should be made payable to "HSBC Bank USA, as Escrow Agent for NUWAVE Technologies, Inc." and should be delivered, together with two executed and properly completed copies of this Agreement (along with an executed and properly completed copy of the appropriate Confidential Purchaser Questionnaire in the form supplied herewith), to Janssen-Meyers Associates, L.P. ("JMA"), 17 State Street, New York, New York 10004, Attention: Bruce Meyers. Subscription payments may also be made via wire transfer. If the subscriber wishes to make payment in this manner, wire transfer instructions will be supplied on request to the address above. If the subscription is not accepted in whole or in part by the Company, the full or ratable amount, as the case may be, of any subscription payment received will be promptly refunded to the subscriber without deduction therefrom or interest thereon.

               (c) If this subscription is accepted by the Company, in whole or in part, and subject to the conditions set forth in Section 2 of this Agreement, the Company shall deliver to the undersigned the Common Stock and the Warrants subscribed for hereby, dated the date of closing of the Offering of such Units (the "Closing") and a fully executed copy of this Agreement.

               (d) The Company has engaged JMA to introduce the Company to persons who may be interested in purchasing Units and to advise the Company in connection with the structure, terms and conditions of the Offering. As consideration for its services, JMA will receive (i) a fee of 10% of the aggregate gross proceeds from the sale of the Units in the Offering, (ii) a 3% non-accountable expense allowance, (iii) a warrant to purchase a number of Units equal to 25% of the Units sold in the Offering and (iv) reimbursement of certain reasonable expenses, subject to receipt by the Company of appropriate documentation. JMA, its officers, directors, employees, agents, consultants and/or affiliates may participate in the Offering. JMA did not prepare any of the information relating to the Company or its operations to be delivered to prospective investors in connection with the Offering. Prospective investors are advised to conduct their own review of the business, properties and affairs of the Company before subscribing to purchase Units.

               (e) The undersigned may not withdraw this subscription or any amount paid pursuant thereto, except as otherwise provided below.

          2.   Conditions. It is understood and agreed that this subscription is
               ----------
made, subject to the following terms and conditions:

               (a) The Company and JMA shall have the right to accept or reject this subscription in whole or in part. Unless this subscription is accepted in whole or in part by the Company prior to the expiration of the Offering Period (as defined in the Memorandum), this subscription shall be deemed rejected in whole. Subscriptions accepted in whole or in part by the Company or JMA shall be irrevocable, except as otherwise provided by law. Subscriptions need not be accepted in the order received.

               (b) At the date of the Closing, JMA shall have been furnished with such information, documents, certificates, and opinions as it may reasonably require to evidence the accuracy, completeness, or satisfaction of the representations, warranties, covenants, agreements, and conditions herein contained or as it otherwise may reasonably request.

          3.   Representations and Warranties of the Company. The Company
               ---------------------------------------------
represents and warrants to, and agrees with the undersigned as follows, in each case as of the date hereof and in all material respects as of the date of the Closing except for any changes resulting solely from the Offering:

               (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, lease, license and use its properties and assets and to conduct the


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


business in which it is engaged as described in the Memorandum. The Company is duly qualified to transact the business in which it is engaged as described in the Memorandum and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing or use of its property or assets or the conduct of its business make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company. The Company has no subsidiaries.

               (b) The authorized capital stock of the Company consists of 2,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), and 40,000,000 shares of Common Stock, par value $.01 per share. There are no outstanding shares of Preferred Stock. Each outstanding share of Common Stock is duly authorized, validly issued, fully paid and non-assessable.

               (c) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, to issue, sell and deliver the securities underlying the Units. This Agreement has been duly authorized by the Company, and when executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable as to the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance or transfer, moratorium or other laws or court decisions, now or hereinafter in effect, relating to or affecting the rights of creditors generally and as may be limited by general principles of equity and the discretion of the court having jurisdiction in an enforcement action (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (d) Except for Form D filing with the Securities and Exchange Commission and any required "blue sky" filings, no consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or any other tribunal is required by the Company for the execution, delivery or performance by the Company of this Agreement or the execution, issuance, sale or delivery of the Units.

               (e) No consent of any party to any material contract, agreement, instrument, lease, license, arrangement or understanding to which the Company is a party or to which any of its properties or assets are subject is required for the execution, delivery or performance by the Company of this Agreement, or the execution, issuance, sale or delivery of the Units.

               (f) The execution, delivery and performance of this Agreement will not violate, result in a breach of, conflict with (with or without the giving of notice or the passage of time or both) or entitle any party to terminate or call a default under, any material contract, agreement, instrument, lease, license, arrangement or understanding or violate or result in a breach of any term of the certificate of incorporation or by-laws of, or conflict with any law, rule, regulation, order, judgment or decree binding upon, the Company or to which any of its operations, businesses, properties or assets are subject which individually or in the aggregate do not have a material adverse effect upon the operations, business, properties or assets of the Company.

               (g) The securities underlying the Units, upon delivery to the subscriber, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive or other rights of stockholders known to the Company except as described in the Memorandum.

          4.   Representations and Warranties of the Subscriber. The undersigned
               ------------------------------------------------
hereby represents and warrants to, and agrees with, the Company as follows:

               (a) The undersigned is an "accredited investor" as that term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Specifically, the undersigned is (check appropriate items(s)):

                    [ ] (i) A bank, as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                    [ ] (ii) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

                    [ ] (iii) An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess in $5,000,000;

                    [ ] (iv) A director or executive officer of the Company;

                    [ ] (v) (v) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000;

                    [ ] (vi) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;


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                    [ ] (vii) A trust, with total assets in excess of
$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment); or

                    [ ] (viii) An entity in which all of the equity owners are accredited investors. (If this alternative is checked, the undersigned must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

               (b) If a natural person, the undersigned is: a bona fide resident of the State contained in the address set forth on the signature page of this Agreement as the undersigned's home address; at least 21 years of age; and legally competent to execute this Agreement. If an entity, the undersigned is duly authorized to execute this Agreement and this Agreement constitutes the legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms.

               (c) The undersigned has received, read carefully and is familiar with this Agreement and the Memorandum. Respecting the Company, the undersigned is familiar with the Company's business, plans and financial condition, the terms of the Offering and any other matters relating to the Offering; the undersigned has received all materials which have been requested by the undersigned; has had a reasonable opportunity to ask questions of the Company and its representatives; and the Company has answered all inquiries that the undersigned or the undersigned's representatives have put to it. The undersigned has had access to all additional information necessary to verify the accuracy of the information set forth in this Agreement and the Memorandum and any other materials furnished herewith or therewith, and has taken all the steps necessary to evaluate the merits and risks of an investment as proposed hereunder.

               (d) The undersigned or the undersigned's purchaser representative has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect the interests of the undersigned in connection with this transaction, and the undersigned's investment in the Company hereunder is not material when compared to the undersigned's total financial capacity.

               (e) The undersigned understands the various risks of an investment in the Company as proposed herein and can afford to bear such risks, including, without limitation, the risks of losing the entire investment.

               (f) The undersigned understands that JMA does not make any representation or warranty concerning the accuracy or completeness of any information, relating to the Company or its operations to be delivered to prospective investors in connection with the Offering.

               (g) The undersigned acknowledges that no market for the Units or Warrants presently exists and none may develop in the future and that the undersigned may find it impossible to liquidate the investment at a time when it


                                       5
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may be desirable to do so, or at any other time.

               (h) The undersigned has been advised by the Company that none of the Units, nor the Common Stock and the Warrants underlying the Units nor the Warrant Shares (collectively, the "Securities") have been registered under the Securities Act, that the Securities will be issued on the basis of the statutory exemption provided by Section 4(2) of the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company's reliance thereon is based in part upon the representations made by the undersigned in this Agreement. The undersigned acknowledges that the undersigned is familiar with the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of Securities. In particular, the undersigned agrees that no sale, assignment or transfer of any of the Securities shall be valid or effective, and the Company shall not be required to give any effect to such a sale, assignment or transfer, unless (i) the sale, assignment or transfer of such Securities is registered under the Securities Act, it being understood that the Securities are not currently registered for sale and that the Company has no obligation or intention to so register the Securities except as contemplated by the terms of this Agreement and the Warrants, or (ii) such Securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act, it being understood that Rule 144 is not available at the present time for the sale of the Securities, or (iii) such sale, assignment or transfer is otherwise exempt from registration under the Securities Act. The undersigned further understands that an opinion of counsel and other documents may be required to transfer the Securities. The undersigned acknowledges that the Securities shall be subject to a stop transfer order and the certificate or certificates evidencing any Securities shall bear the following or a substantially similar legend or such other legend as may appear on the form of Warrants and such other legends as may be required by state blue sky laws:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR
               (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED


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               WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES
               ACT OR APPLICABLE STATE SECURITIES LAWS."

               (i) The undersigned will acquire the Securities for the undersigned's own account (or for the joint account of the undersigned and the undersigned's spouse either in joint tenancy, tenancy by the entirety or tenancy in common) for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting any participation therein.

               (j) It never has been represented, guaranteed or warranted by any broker, the Company, JMA, any of the Company's or JMA's officers, directors, stockholders, partners, employees or agents, or any other persons, whether expressly or by implication, that: (i) the Company or the undersigned will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of the Company's activities or the undersigned's investment in the Company; or (ii) the past performance or experience of the management of the Company, or of any other person, will in any way indicate the predictable results of the ownership of the Securities or of the Company's activities.

               (k) No oral or written representations have been made other than as stated in the Memorandum and this Agreement, and no oral or written information furnished to the undersigned or the undersigned's advisor(s) in connection with the Offering were in any way inconsistent with the information stated in the Memorandum or this Agreement.

               (l) The undersigned is not subscribing for Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, posted on the World Wide Web of the Internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person other than a representative of JMA or the Company with which the undersigned had a pre-existing relationship in connection with investments in securities generally.

               (m) The undersigned is not relying on the Company with respect to the tax and other economic considerations of an investment.

               (n) The undersigned understands that the net proceeds from all subscriptions paid and accepted pursuant to the Offering (after deduction for expenses of the Offering, including the fees and expenses payable to JMA) will be used in all material respects for the purposes set forth in the Memorandum.

               (o) The undersigned acknowledges that the representations, warranties and agreements made by the undersigned herein shall survive the execution and delivery of this Agreement and the purchase of the Units.

               (p) The undersigned has consulted his own financial, legal and tax advisors with respect to the economic, legal and tax consequences of an investment in the Units and has not relied on the Memorandum or the Company, its


                                       7
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officers, directors or professional advisors for advice as to such consequences.

          5.   Registration Rights.
               -------------------

               (a) The Company will use its best efforts to file a registration statement (the "Registration Statement") under the Securities Act registering the shares of Common Stock and the Warrant Shares underlying the Units (together, the "Registrable Securities"), upon demand, after 180 days of the Final Closing (as defined in the Memorandum) of the Offering (the "Filing Date"), and use its best efforts to have the Registration Statement declared effective by the Securities and Exchange Commission (the "Commission") as soon as possible thereafter (the "Effective Date"). In the event the Registration Statement is not declared effective within 60 days after a demand for registration, the then number of Warrants shall be increased by two percent (2%), effective as of the end of such 60 day period and by an additional two percent (2%) on each one month anniversary thereafter, until such time that the number of Warrants should equal 120% of the original number of Warrants. The Company agrees to keep the effective any registration statement or qualification contemplated by this Section 5 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication until the expiration date of the Warrants.

               (b) In the event of a registration pursuant to the provisions of this Section 5, the Company shall use its best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the holder or such holders (the "Eligible Holders") may reasonably request; provided, however, that the Company shall not by reason of this Section 5(b) be required to qualify to do business in any state in which it is not otherwise required to qualify to do business or to file a general consent to service of process.

               (c) In the event of a registration pursuant to the provisions of this Section 5, the Company shall furnish to each Eligible Holder such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

               (d) In the event of a registration pursuant to the provision of this Section 5, the Company and each Eligible Holder shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing customary representations, warranties, allocation of expenses, and customary closing conditions, including, without limitation, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Registrable Securities.


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               (e) The Company agrees that until all the Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the Securities Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Registrable Securities to sell such securities under Rule 144.

          6.   Indemnification. The undersigned acknowledges that the
               ---------------
undersigned understands the meaning and legal consequences of the representations and warranties contained in Section 4 hereof, and agrees to indemnify and hold harmless the Company, JMA, its partners, and each incorporator, officer, director, partner, employee, agent and controlling person of each thereof, past, present or future, from and against any and all loss, damage or liability due to or arising out of a breach of any such representation or warranty.

          7.   Transferability. Neither this Agreement, nor any interest of the
               ---------------
undersigned herein, shall be assignable or transferable by the undersigned in whole or in part except by operation of law.

          8.   Miscellaneous.
               -------------

               (a) This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements- among them concerning such subject matter, and may be modified only by a written instrument duly executed by the party to be charged.

               (b) Except as otherwise specifically provided herein, any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at the address set forth on the first page hereof, (ii) if to the undersigned, at the address set forth on the signature page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8(b). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this
Section 8(b). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 8(b) shall be deemed given at the time of receipt thereof.

               (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Company, and the permitted successors, assigns, heirs and personal representatives of the undersigned (including permitted transferees of the Securities).

               (d) The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.


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


               (e) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (f) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of law.

               (g) This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Sections 6, 8(c) and 8(g)); provided, that JMA shall be entitled to rely on, and shall be a third party beneficiary of, the representations, warranties and agreements contained in this Agreement.

               (h) The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 8(b). Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint or other process.


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


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year this subscription has been accepted by the Company as set forth below.

Number of Units                    Print Name of Subscriber:
Being Purchased:
                                   ----------------------------------------
-------------------                By:
($100,000 per Unit)                   -------------------------------------
                                   (Signature of Subscriber or Authorized
                                   Signatory)

                                   Social security Number or other Taxpayer
                                   Identification Number:

                                   ----------------------------------------

                                   Address:

                                   ----------------------------------------

                                   ----------------------------------------
                                   If the Units will be held as joint
                                   tenants, tenants in common, or
                                   community property, please complete the
                                   following:

                                   ----------------------------------------
                                   Print name of spouse or other co-subscriber

                                   ----------------------------------------
                                   Signature of spouse or other co-subscriber

                                   ----------------------------------------
                                   Print manner in which Units will be held

                                   ----------------------------------------
                                   Social Security Number of spouse or other co-subscriber

ACCEPTED BY:

NUWAVE Technologies, Inc.

By:
   --------------------------
   Name:
   Title:

Date:                 , 2000
      ----------------


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